Exhibit 99.2
N E W S   R E L E A S E

Contacts:	Robert P. Myron	Mark W. Haushill
	Chief Financial Officer	Chief Financial Officer
	Argo Group International	Argonaut Group, Inc.
	441-296-5858	441-296-5858
ARGO GROUP INTERNATIONAL SETS CONFERENCE CALL TODAY FOR 9:00 AM EDT
PXRE Group and Argonaut Group earnings calls merged into single Argo Group call
HAMILTON, Bermuda (Aug. 7, 2007) — Argo Group International Holdings, Ltd. (NasdaqGS: AGIID) will conduct a conference call starting at 9:00 a.m. EDT today, Tuesday, August 7, 2007 to discuss the completed merger between PXRE Group, Ltd. (formerly NYSE: PXT) and Argonaut Group, Inc. (formerly NasdaqGS: AGII).
Earlier this morning, Argo Group issued a news release announcing the merger had been completed. As a result, Argo Group officials said its 9:00 a.m. EDT conference call today will replace the previously scheduled separate calls announced by PXRE Group and Argonaut Group. During the Argo Group conference call, management also will review 2007 second quarter and six-month financial results for Argonaut Group and PXRE Group.
To retain the ticker symbol AGII, which was Argonaut Group, Inc.’s former ticker symbol, Argo Group is required by NASDAQ to trade under the temporary ticker symbol of AGIID, starting today. Beginning September 5, 2007, Argo Group will trade under its permanent four-letter ticker symbol of AGII.
CONNECTING TO THE CONFERENCE CALL
A live webcast of the conference call can be accessed by visiting Argo Group’s investor relations website (www.argolimited.com), or Argonaut Group’s website (www.argonautgroup.com). Participants inside the U.S. and Canada also can access the call by dialing (800) 291-9234 (pass code 26776481). Callers dialing from outside the U.S. and Canada can access the call by dialing (617) 614-3923 (pass code: 26776481).
Shortly after management’s conference call presentation, a webcast replay will be made available at www.argolimited.com. In addition, a replay of the call will be available to callers dialing from inside the U.S. and Canada through August 14, 2007 by dialing (888) 286-8010 (pass code 25380053). Callers dialing from outside the U.S. and Canada can access the call replay by dialing (617) 801-6888 (pass code 25380053).
ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Headquartered in Hamilton, Bermuda, Argo Group International Holdings, Ltd. (NasdaqGS: AGIID) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in three primary segments: Excess and Surplus Lines, Select Markets, and International Specialty. Information on Argo Group and its subsidiaries is available at www.argolimited.com. Argo Group is the combined international holding company resulting from the merger of Argonaut Group, Inc. and PXRE Group Ltd. on August 7, 2007.
# # #
Argo Group International Holdings, Ltd. 110 Pitts Bay Road, Pembroke, HM 08 Bermuda Phone 441.296.5858